As filed with the Securities and Exchange Commission on January 23, 2007.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	82 Running Hill Road South Portland, Maine 04106 (Address of principal executive offices)	04-3363001 (I.R.S. Employer Identification Number)

(Zip Code)

FAIRCHILD SEMICONDUCTOR STOCK PLAN

(Full Title of the Plan)

Paul D. Delva

Senior Vice President and General Counsel

Fairchild Semiconductor International, Inc.

82 Running Hill Road

South Portland, Maine 04106

(Name and address of agent for service)

(207) 775-8100

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $.01 per share	3,546,399 shares	$17.44	$61,849,198.56	$6,617.86

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional number of shares of Common Stock as may be issued pursuant to the foregoing Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933 on the basis of the average of the high and low selling prices for shares of Common Stock on the New York Stock Exchange on January 18, 2007, which was $17.44.
(3)	In accordance with General Instruction E to Form S-8, a filing fee is being paid only with respect to the securities being registered pursuant to this registration statement. Other shares of the registrant’s Common Stock to be issued and sold pursuant to the above-referenced plan (formerly known as the Fairchild Semiconductor Restated Stock Option Plan) were previously registered and the registration fee with respect to those securities has previously been paid.

Registration of Additional Securities

In accordance with General Instruction E to Form S-8, this registration statement is being filed to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Accordingly, this registration statement consists only of the facing page of the registration statement, this paragraph, the interests of named experts and counsel, the signature page, an opinion of counsel and required consents. The contents of the earlier registration statement on Form S-8 (S.E.C. File No. 333-53620) are incorporated in this registration statement by reference.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the registrant by Paul D. Delva, Senior Vice President, General Counsel and Secretary of the registrant. Mr. Delva is employed by the registrant and is eligible to participate in the Fairchild Semiconductor Stock Plan from time to time.

SIGNATURES

The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on January 23, 2007.

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC

By:	/s/ Paul D. Delva
Paul D. Delva
Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, except Robin A. Sawyer, constitutes and appoints Paul D. Delva and Robin A. Sawyer, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his or her agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Thompson	President and Chief Executive Officer, and Director (principal executive officer)	January 23, 2007
Mark S. Thompson

/s/ Mark S. Frey	Executive Vice President and Chief Financial Officer (principal financial officer)	January 23, 2007
Mark S. Frey

/s/ Robin A. Sawyer	Vice President, Corporate Controller (principal accounting officer)	January 23, 2007
Robin A. Sawyer

/s/ William N. Stout	Chairman of the Board and Director	January 23, 2007
William N. Stout

/s/ Richard A. Aurelio	Director	January 23, 2007
Richard A. Aurelio

/s/ Charles P. Carinalli	Director	January 23, 2007
Charles P. Carinalli

/s/ Charles M. Clough	Director	January 23, 2007
Charles M. Clough

/s/ Robert F. Friel	Director	January 23, 2007
Robert F. Friel

/s/ Thomas L. Magnanti	Director	January 23, 2007
Thomas L. Magnanti

/s/ Kevin J. McGarity	Director	January 23, 2007
Kevin J. McGarity

/s/ Kirk P. Pond	Director	January 23, 2007
Kirk P. Pond

/s/ Bryan R. Roub	Director	January 23, 2007
Bryan R. Roub

/s/ Ronald W. Shelly	Director	January 23, 2007
Ronald W. Shelly

Exhibit Number	Description
5	Opinion of Counsel.

23.1	Consent of KPMG LLP.

23.2	Consent of Counsel (included in Exhibit 5).

24	Powers of Attorney (included on signature page).